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                                                                 EXHIBIT 3.1(a)

                    SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             SOFTWARE SPECTRUM, INC.


                                   ARTICLE ONE

         The name of the corporation (hereinafter called the "Corporation") is Software Spectrum, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is Twenty-One Million (21,000,000), of which Twenty Million (20,000,000) shares shall be Common Stock, par value of $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value of $.01 per share.

         The following is a statement of the existing designations, preferences, limitations, and relative rights in respect of the shares of each class of stock of the Corporation:

                  A.       Preferred Stock

         Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitation provided by law as to variation of rights and preferences as between series of the same class of stock, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations of the relative powers, rights,


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preferences, and limitations as between series, and to increase and to decrease the number of shares constituting each series.

            B. Common Stock

         1. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in the foregoing part A of this Article Four or in any resolution or resolutions providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation may be declared and paid on the Common Stock from time to time out of any funds legally available therefore.

         2. The shares of Common Stock shall be fully voting stock at the rate of one vote for each share of Common Stock held.

         3. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                  ARTICLE FIVE

         No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any thereof, or (d) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                   ARTICLE SIX

         Cumulative voting in the election of directors or otherwise shall not be permitted.

                                  ARTICLE SEVEN

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.




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                                  ARTICLE EIGHT

         The Corporation shall have the power to purchase, directly or indirectly, its own shares to the extent permitted by law, without submitting such purchase to a vote of shareholders.

                                  ARTICLE NINE

         [Deleted]

                                   ARTICLE TEN

         Except as expressly limited by the Texas Miscellaneous Corporation Laws Act, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article by the shareholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such repeal or amendment. In addition, a director shall not be liable to the fullest extent permitted by any amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act hereafter enacted that further limits the liability of a director.

                                 ARTICLE ELEVEN

         To the full extent permitted by the Texas Business Corporation Act, the Corporation shall indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and shall advance to such person such reasonable expenses as are incurred by him in connection therewith. The rights of directors and officers set forth in this Article shall not be exclusive of any other right which directors or officers may have or hereafter acquire relating to this subject matter hereof. As used in this Article, the terms "director" and "officer" shall mean any person who is or was a director or officer of the Corporation and any person who, while a director or officer of the Corporation, is, or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. As used in this Article, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.



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                                 ARTICLE TWELVE

         The street address of the Corporation's registered office is:

                  Software Spectrum, Inc.
                  2140 Merritt Drive
                  Garland, Texas 75041

and the name of its registered agent at such address is Robert D. Graham.

                                ARTICLE THIRTEEN

         The number of directors presently constituting the Board of Directors is five (5) and the names and addresses of the person or persons who are presently serving as directors are:

         Name                                      Address
         ----                                      -------
Mellon C. Baird                              2140 Merritt Drive
                                             Garland, Texas 75041
Keith R. Coogan                              2140 Merritt Drive
                                             Garland, Texas 75041
Brian N. Dickey                              2140 Merritt Drive
                                             Garland, Texas 75041
Judy C. Odom                                 2140 Merritt Drive
                                             Garland, Texas 75041
Frank Tindle                                 2140 Merritt Drive
                                             Garland, Texas 75041


IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of July, 2001.



                                           /s/ Robert D. Graham
                                           ------------------------------------
                                           Robert D. Graham, Vice President



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